Exhibit 31.1

Genworth Life & Annuity 6610 West Broad Street Richmond, VA 23230

CERTIFICATION

I, Heather C. Harker, certify that:

1.	I, personally or through employees under my direction, supervision or control, have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Genworth Global Funding Trust 2008-23 (the “Periodic Reports”);

2.	Based on my knowledge, the Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Periodic Reports;

4.	Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Periodic Reports, the servicers have fulfilled their obligations under the servicing agreement in all material respects; and

5.	All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rule 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated party:

The Bank of New York Mellon Trust Company, N.A. and its officers and agents

Date: March 30, 2009

/s/ Heather C. Harker
Heather C. Harker
Vice President and Associate General Counsel
Genworth Life and Annuity Insurance Company, as depositor